Exhibit 10.5

EXECUTION COPY

DOLLAR TREE, INC.
DOLLAR TREE STORES, INC.

$300,000,000 4.03% Series A Senior Notes due September 16, 2020
$350,000,000 4.63% Series B Senior Notes due September 16, 2023
$100,000,000 4.78% Series C Senior Notes due September 16, 2025
______________
NOTE PURCHASE AGREEMENT
______________
Dated September 16, 2013

Page

SECTION 1.	AUTHORIZATION OF NOTES 1

Section 1.1.	Description of Notes 1

Section 1.2.	Additional Interest 1

Section 1.3.	Guaranty Agreement 2

SECTION 2.	SALE AND PURCHASE OF NOTES 2

SECTION 3.	CLOSING 2

SECTION 4.	CONDITIONS TO CLOSING 3

Section 4.1.	Representations and Warranties 3

Section 4.2.	Performance; No Default 3

Section 4.3.	Compliance Certificates 3

Section 4.4.	Opinions of Counsel 3

Section 4.5.	Purchase Permitted By Applicable Law, Etc. 3

Section 4.6.	Sale of Other Notes 4

Section 4.7.	Payment of Special Counsel Fees 4

Section 4.8.	Private Placement Number 4

Section 4.9.	Changes in Corporate Structure 4

Section 4.10.	Bank Credit Agreement Waiver 4

Section 4.11.	Guaranty Agreement 4

Section 4.12.	Funding Instructions 4

Section 4.13.	Proceedings and Documents 4

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY 4

Section 5.1.	Organization; Power and Authority 5

Section 5.2.	Authorization, Etc. 5

Section 5.3.	Disclosure 5

Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates 6

Section 5.5.	Financial Statements; Material Liabilities 6

Section 5.6.	Compliance with Laws, Other Instruments, Etc. 6

Section 5.7.	Governmental Authorizations, Etc. 7

Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders 7

- iii -

(continued)
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Section 5.9.	Taxes 7

Section 5.10.	Title to Property; Leases 7

Section 5.11.	Licenses, Permits, Etc. 8

Section 5.12.	Compliance with ERISA 8

Section 5.13.	Private Offering by the Company 9

Section 5.14.	Use of Proceeds; Margin Regulations 9

Section 5.15.	Existing Debt; Future Liens 9

Section 5.16.	Foreign Assets Control Regulations, Etc. 10

Section 5.17.	Status under Certain Statutes 11

Section 5.18.	Environmental Matters 11

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS 12

Section 6.1.	Purchase for Investment 12

Section 6.2.	Source of Funds 12

SECTION 7.	INFORMATION AS TO THE PARENT AND THE COMPANY, 14

Section 7.1.	Financial and Business Information 14

Section 7.2.	Officer’s Certificate 16

Section 7.3.	Visitation 17

Section 7.4.	Electronic Delivery 17

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES 18

Section 8.1.	Maturity 18

Section 8.2.	Optional Prepayments with Make-Whole Amount 18

Section 8.3.	Allocation of Partial Prepayments 19

Section 8.4.	Maturity; Surrender, Etc. 19

Section 8.5.	Purchase of Notes 19

Section 8.6.	Make-Whole Amount 19

Section 8.7.	Payments Due on Non-Business Days 21

Section 8.8.	Prepayments in connection with a Change of Control 21

Section 8.9.	Offer to Prepay upon Sale of Assets 22

SECTION 9.	AFFIRMATIVE COVENANTS 23

Section 9.1.	Compliance with Laws 23

(continued)
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Section 9.2.	Insurance 23

Section 9.3.	Maintenance of Properties 24

Section 9.4.	Payment of Taxes and Claims 24

Section 9.5.	Corporate Existence, Etc. 24

Section 9.6.	Books and Records 24

Section 9.7.	Subsidiary Guarantors 24

SECTION 10.	NEGATIVE COVENANTS 26

Section 10.1.	Transactions with Affiliates 26

Section 10.2.	Merger, Consolidation, Etc. 26

Section 10.3.	Line of Business 27

Section 10.4.	Terrorism Sanctions Regulations 27

Section 10.5.	Liens 27

Section 10.6.	Financial Covenants 29

Section 10.7.	Sale of Assets 30

Section 10.8.	Limitation on Actions 30

SECTION 11.	EVENTS OF DEFAULT 30

SECTION 12.	REMEDIES ON DEFAULT, ETC. 33

Section 12.1.	Acceleration 33

Section 12.2.	Other Remedies 33

Section 12.3.	Rescission 33

Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc. 34

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES 34

Section 13.1.	Registration of Notes 34

Section 13.2.	Transfer and Exchange of Notes 34

Section 13.3.	Replacement of Notes 35

SECTION 14.	PAYMENTS ON NOTES 35

Section 14.1.	Place of Payment 35

Section 14.2.	Home Office Payment 36

SECTION 15.	EXPENSES, ETC 36

Section 15.1.	Transaction Expenses 36

(continued)
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Section 15.2.	Survival 37

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT 37

SECTION 17.	AMENDMENT AND WAIVER 37

Section 17.1.	Requirements 37

Section 17.2.	Solicitation of Holders of Notes 38

Section 17.3.	Binding Effect, etc. 38

Section 17.4.	Notes Held by Company, etc. 38

SECTION 18.	NOTICES 39

SECTION 19.	REPRODUCTION OF DOCUMENTS 39

SECTION 20.	CONFIDENTIAL INFORMATION 39

SECTION 21.	SUBSTITUTION OF PURCHASER 41

SECTION 22.	MISCELLANEOUS 41

Section 22.1.	Successors and Assigns 41

Section 22.2.	Accounting Terms 41

Section 22.3.	Severability 42

Section 22.4.	Construction, etc. 42

Section 22.5.	Counterparts 42

Section 22.6.	Governing Law 42

Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial 42

SCHEDULES

SCHEDULE A    —    Defined Terms
SCHEDULE 1(a)    —    Form of 4.03% Series A Senior Note due September 16, 2020
SCHEDULE 1(b)    —    Form of 4.63% Series B Senior Note due September 16, 2023
SCHEDULE 1(c)    —    Form of 4.78% Series C Senior Note due September 16, 2025
SCHEDULE 4.4(a) —     Form of Opinion of Special Counsel for the Company
SCHEDULE 4.4(b) —    Form of Opinion of Special Counsel for the Purchasers
SCHEDULE 4.10     —    Form of Credit Agreement Waiver
SCHEDULE 4.11    —    Form of Guaranty Agreement

Dollar Tree, Inc.
Dollar Tree Stores, Inc.
500 Volvo Parkway
Chesapeake Parkway
Chesapeake, Virginia 23320

4.03% Series A Senior Notes due September 16, 2020
4.63% Series B Senior Notes due September 16, 2023
4.78% Series C Senior Notes due September 16, 2025
September 16, 2013
TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE B HERETO:
Ladies and Gentlemen:
Dollar Tree Stores, Inc., a Virginia corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), and Dollar Tree, Inc., a Virginia corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Parent”), agree with each of the Purchasers as follows:
SECTION 1.    AUTHORIZATION OF NOTES.
Section 1.1.    Description of Notes. The Company will authorize the issue and sale of (a) $300,000,000 aggregate principal amount of its 4.03% Series A Senior Notes due September 16, 2020 (the “Series A Notes”), (b) $350,000,000 aggregate principal amount of its 4.63% Series B Senior Notes due September 16, 2023 (the “Series B Notes”) and (c) $100,000,000 aggregate principal amount of its 4.78% Series C Senior Notes due September 16, 2025 (the “Series C Notes”) (together with the Series A Notes and the Series B Notes and, in each case, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Series A Notes shall be substantially in the form set out in Schedule 1(a), the Series B Notes shall be substantially in the form set out in Schedule 1(b) and the Series C Notes shall be substantially in the form set out in Schedule 1(c). Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.
Section 1.2.    Additional Interest. If the Adjusted Leverage Ratio at any time exceeds 3.50 to 1.00, as permitted by Section 10.6(a) and evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate otherwise payable on the Notes shall be increased by 0.75% per annum (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Adjusted Leverage Ratio is not more than 3.50 to 1.00. In the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered. For the avoidance of doubt, if the Adjusted Leverage Ratio exceeds 3.50 to 1.00 as of the last day of a fiscal quarter, Incremental Interest shall accrue as provided in this Section 1.2 regardless of whether an Officer’s Certificate is timely delivered pursuant to Section 7.2(a).
Section 1.3.    Guaranty Agreement. The obligations of the Company under this Agreement and the Notes will be unconditionally and irrevocably guaranteed by the Parent and the Initial Subsidiary Guarantors, and may be guaranteed by certain other Subsidiaries as provided in Section 9.7, pursuant to the Guaranty Agreement.
SECTION 2.    SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount or amounts and in the Series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
SECTION 3.    CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Bingham, McCutchen LLP, 399 Park Avenue, New York, New York 10022, at 10:00 a.m., New York time, at a closing (the “Closing”) on September 16, 2013 or on such other Business Day thereafter on or prior to September 30, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of each Series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 2640474454 at Wells Fargo Bank, ABA/Routing #121000248, 420 Montgomery Street, San Francisco, CA 94101. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4.    CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Parent and the Company in this Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Default. The Parent and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. None of the Parent, the Company or any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Parent and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificates. Each of the Parent, the Company and the Initial Subsidiary Guarantors shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which it is a party and (ii) its organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Williams Mullen, counsel for the Parent and the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Parent and the Company hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Bingham McCutchen LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.
Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.
Section 4.9.    Changes in Corporate Structure. Neither the Parent nor the Company shall have changed its jurisdiction of incorporation, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Bank Credit Agreement Waiver. The Company shall have delivered an executed copy of a waiver of the Wells Fargo Credit Agreement in the form of Schedule 4.10.
Section 4.11.    Guaranty Agreement. The Parent and each Initial Subsidiary Guarantor shall have executed and delivered a Guaranty Agreement (the “Guaranty Agreement”) in the form of Schedule 4.11.
Section 4.12.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.13.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE COMPANY.

Each of the Parent and the Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. Each of the Parent and the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver (a) this Agreement and (b) (i) in the case of the Company, the Notes and (ii) in the case of the Parent, the Guaranty Agreement, and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement and the Guaranty Agreement have been duly authorized by all necessary corporate action on the part of the Parent, and each of this Agreement and the Guaranty Agreement constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Parent and the Company, through their agents, JP Morgan Securities LLC and Wells Fargo Securities LLC, have delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 1, 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Parent and the Company prior to August 15, 2013 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since February 2, 2013, there has been no change in the financial condition, operations, business, properties or prospects of the Parent, the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Parent or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (ii) the Parent’s Affiliates, other than Subsidiaries, and (iii) the directors and senior officers of the Parent and the Company.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Parent has delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including, in each case, the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes, and by the Parent of this Agreement and the Guaranty Agreement, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent, the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which any of them is bound or by which any of them or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Company or any Subsidiary.

Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or by the Parent of this Agreement or the Guaranty Agreement.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Parent and the Company, threatened against or affecting the Parent or any Subsidiary or any property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Parent nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Parent and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Parent nor the Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Parent and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended January 28, 2012.
Section 5.10.    Title to Property; Leases. The Parent and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.    Licenses, Permits, Etc. (a) The Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Parent and the Company, no product or service of the Parent or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Parent and the Company, there is no Material violation by any Person of any right of the Parent or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)    The expected postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the Guaranty Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent and the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Section 1 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). None of the Notes will be secured, directly or indirectly, by margin stock. Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Parent and its Subsidiaries as of August 31, 2013 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Parent or its Subsidiaries. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Parent or such Subsidiary and no event or condition exists with respect to any Debt of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)    Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Debt.
(c)    Neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any other Obligor, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Parent nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Parent nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Parent nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the actual knowledge of the Parent and the Company after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)    (1)    Neither the Parent nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the actual knowledge of the Parent and the Company after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the actual knowledge of the Parent and the Company after making due inquiry, neither the Parent nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Parent nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Parent nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Parent nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Parent nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    All buildings on all real properties now owned, leased or operated by the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser further severally represents that it is an “accredited investor” as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of the Securities Act and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Parent or the Company that would cause the QPAM and the Parent or the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Parent or the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.    INFORMATION AS TO THE PARENT AND THE COMPANY,.
Section 7.1.    Financial and Business Information. The Parent shall deliver to each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent’s Form 10‑Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);
(b)    Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent, duplicate copies of

(i)    a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent’s Form 10‑K for such fiscal year (together with the Parent’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Parent is taking or proposes to take with respect thereto;

(e)    ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Resignation or Replacement of Auditors — within ten days following the date on which the Parent’s auditors resign or the Parent elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and
(h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries (including, but without limitation, actual copies of the Parent’s Form 10‑Q and Form 10‑K) or relating to the ability of the Parent and the Company to perform their respective obligations hereunder and of the Company to perform its obligations under the Notes as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent:
(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Parent was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Parent or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent or the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Parent shall permit the representatives of each holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent, to visit the principal executive office of the Parent not more than once in any twelve month period, to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with the Parent’s officers, and (with the consent of the Parent, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Parent, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Parent to visit and inspect any of the offices or properties of the Parent or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent authorizes said accountants to discuss the affairs, finances and accounts of the Parent and its Subsidiaries), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Parent pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Parent satisfies any of the following requirements with respect thereto:

(i)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;
(ii)    the Parent shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.dollartree.com as of the date of this Agreement;
(iii)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each holder of Notes has free access; or
(iv)    the Parent shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in the case of any of clauses (ii), (iii) or (iv), the Parent shall have given each holder of a Note prior written notice, which may be by e-mail containing a link to the applicable website or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Parent will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.
SECTION 8.    PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity.
(a)    Series A Notes. As provided therein, the entire unpaid principal balance of the Series A Notes shall be due and payable on the stated maturity date thereof.
(b)    Series B Notes. As provided therein, the entire unpaid principal balance of the Series B Notes shall be due and payable on the stated maturity date thereof.
(c)    Series C Notes. As provided therein, the entire unpaid principal balance of the Series C Notes shall be due and payable on the stated maturity date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than five Business Days and not more than 45 Business Days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, without regard to the Series of Notes.
Section 8.4.    Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the maturity date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 8.8.    Prepayments in connection with a Change of Control.
(a)    Notice of Change of Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to each holder of Notes. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 8.8(b) (and shall be accompanied by the certificate described in Section 8.8(e)).
(b)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.8(a) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder on a date (which shall be a Business Day) specified in such offer (the “Change of Control Prepayment Date”). Such date shall be not less than 30 days and not more than 90 days after the date of such offer (or if the Change of Control Prepayment Date shall not be specified in such offer, the Change of Control Prepayment Date shall be the Business Day that falls on or next following the 45th day after the date of such offer).
(c)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 15 days after receipt by such holder of the offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.
(d)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be made on the Change of Control Prepayment Date at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment, but, in any case, without any Make-Whole Amount or any other premium.

(e)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (i) the Change of Control Prepayment Date, (ii) that such offer is made pursuant to this Section 8.8 and that failure by a holder to respond to such offer by the deadline established in Section 8.8(c) shall result in such offer to such holder being deemed rejected, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Prepayment Date, (v) that the conditions of this Section 8.8 have been fulfilled, and (vi) in reasonable detail, the nature and date of the Change of Control.
(f)    Notice Concerning Status of Holders of Notes. Promptly after the Change of Control Prepayment Date and the making of all prepayments contemplated on such Change of Control Prepayment Date under this Section 8.8 (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time (in each case calculated after giving effect to the prepayments made on such Change of Control Prepayment Date).
Section 8.9.    Offer to Prepay upon Sale of Assets.
(a)    Notice and Offer. In the event of any Debt Prepayment Application under Section 10.7, the Company will, within ten (10) days of the occurrence of the Asset Disposition (a “Debt Prepayment Transfer”) in respect of which an offer to prepay the Notes is being made to comply with the provisions for a Debt Prepayment Application (as set forth in the definition thereof), give written notice of such Debt Prepayment Transfer to each holder of Notes. Such written notice shall (i) contain, and such written notice shall constitute, an irrevocable offer (the “Transfer Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date and (ii) shall specify a date (the “Transfer Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice on which such prepayment is to be made, together with interest on the amount to be so prepaid accrued to the Transfer Prepayment Date. If the Transfer Prepayment Date shall not be specified in such notice, the Transfer Prepayment Date shall be the Business Day that falls on or next following the fortieth (40th) day after the date of such notice.
(b)    Acceptance and Payment. To accept such Transfer Prepayment Offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than fifteen (15) days after the date of such written notice from the Company, provided, that failure to accept such offer in writing within fifteen (15) days after the date of such written notice shall be deemed to constitute a rejection of the Transfer Prepayment Offer. If so accepted by any holder of a Note, such offered prepayment (equal to or not less than such holder’s Ratable Portion of the Net Proceeds in respect of such Debt Prepayment Transfer) shall be due and payable on the Transfer Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Transfer Prepayment Date, but, in any case, without any Make-Whole Amount or any other premium.

(c)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying (i) the Transfer Prepayment Date, (ii) the Net Proceeds in respect of the applicable Debt Prepayment Transfer, (iii) that such offer is being made pursuant to Section 8.9 and Section 10.7, (iv) the principal amount of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the Transfer Prepayment Date, and (vi) in reasonable detail, the nature of the Transfer giving rise to such Debt Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.
(d)    Notice Concerning Status of Holders of Notes. Promptly after each Transfer Prepayment Date and the making of all prepayments contemplated on such Transfer Prepayment Date under this Section 8.9 (and, in any event, within 30 days thereafter), the Company shall deliver to each then current holder of Notes, if any, a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time, (in each case calculated after giving effect to the prepayments made on such Transfer Prepayment Date).
SECTION 9.    AFFIRMATIVE COVENANTS
The Parent covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Parent will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Parent will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.    Maintenance of Properties. The Parent will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Parent will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent or any Subsidiary, provided that neither the Parent nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Parent will at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.2 and 10.7, the Parent will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Parent or a Wholly-Owned Subsidiary) and all rights and franchises of the Parent and its Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records. The Parent will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent or such Subsidiary, as the case may be. The Parent will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Parent and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Parent will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7.    Subsidiary Guarantors.
(a)    The Parent will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility to concurrently therewith become a Guarantor (a “Required Guarantor”) by executing a Joinder Agreement in the form of Exhibit A to the Guaranty Agreement (a “Joinder Agreement”) and delivering such executed Joinder Agreement and

(i)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.10, 5.11, 5.16, 5.17 and 5.18 of this Agreement (but with respect to such Subsidiary, such Joinder Agreement and the Guaranty Agreement rather than the Company or the Parent);
(ii)    all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Joinder Agreement and the performance by such Subsidiary of its obligations thereunder and under the Guaranty Agreement; and
(iii)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, such Joinder Agreement and the Guaranty Agreement as the Required Holders may reasonably request.
(b)    The Parent may, from time to time at its discretion and upon written notice from the Parent to the holders of Notes, cause any Subsidiary which is not otherwise a Guarantor pursuant to Section 9.7(a) to become a Guarantor (an “Optional Guarantor”) by taking all of the actions specified in Section 9.7(a).
(c)    In the event that a Required Guarantor at any time is fully released and discharged by the applicable lenders from guaranteeing the obligations of the Parent or other Subsidiary under any Material Credit Facility and is no longer a borrower or other obligor under such Material Credit Facility, the Parent may, upon written notice to the holders of the Notes referencing this Section 9.7(c), which notice shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate such Required Guarantor’s obligations under the Guaranty Agreement with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6(c) following the termination of such obligations), (ii) no payment by such Required Guarantor is due under the Guaranty Agreement and (iii) if any fee or other consideration shall be given to the lenders under such Material Credit Facility for the removal of such Required Guarantor as an obligor under such Material Credit Facility, the equivalent of such fee or other consideration shall be given to the holders of the Notes.
(d)    The Parent may, from time to time at its discretion and upon written notice from the Parent to the holders of the Notes referencing this Section 9.7(d), which notice shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate an Optional Guarantor’s obligations under the Guaranty Agreement with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6(c) following the termination of such obligations) and (ii) no payment by such Optional Guarantor is due under the Guaranty Agreement.

SECTION 10.    NEGATIVE COVENANTS
The Parent covenants that so long as any of the Notes are outstanding:
Section 10.1.    Transactions with Affiliates. The Parent will not and will not permit any of its Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Parent’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.2.    Merger, Consolidation, Etc. The Parent will not, and will not permit any other Obligor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Obligor as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if such Obligor is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (in the case of any such transaction involving the Parent or the Company), the Notes (in the case of any such transaction involving the Company) or the Guaranty Agreement (in the case of any such transaction involving any Guarantor) and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b)    each Guarantor under the Guaranty Agreement reaffirms its obligations under the Guaranty Agreement in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and
(c)    immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or the Guaranty Agreement, as the case may be.

Section 10.3.    Line of Business. The Parent will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Parent and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum, except that the foregoing shall not apply to any business or businesses that, in the aggregate, account for less than 10% of the gross revenues of the Parent and the Subsidiaries on a consolidated basis.
Section 10.4.    Terrorism Sanctions Regulations. The Parent will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
Section 10.5.    Liens. The Parent will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Parent or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)    Liens in existence on the date of Closing and listed on Schedule 10.5(a) and any renewals or extensions thereof; provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the date of Closing, except for products and proceeds of the foregoing;
(b)    Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Parent or the affected Subsidiaries, as the case may be, in accordance with GAAP;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

(d)    Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 11(i) hereof;
(e)    pledges or deposits to secure the performance of bids, trade contracts (other than for Debt), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Parent or any of its Subsidiaries;
(g)    Liens incurred after the date of this Agreement given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement by the Parent or any Subsidiary of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Parent or such Subsidiary, including Liens existing on such property at the time of such acquisition, construction or improvement thereof or Liens incurred within 180 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property, and after giving effect to the Debt secured by such Lien (or, in the case of any Lien incurred within 180 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Parent or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Parent or such Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Parent or such Subsidiary); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(h)    any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Parent or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Parent or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;
(i)    Liens upon real property heretofore leased or leased after the date hereof (under operating or Capital Leases) in the ordinary course of business by the Parent or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Parent or any of its Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(j)    Protective Uniform Commercial Code filings with respect to personal property leased by, or consigned to, any of the Parent or its Subsidiaries;
(k)    any extensions, renewals or replacements of any Lien permitted by the preceding paragraphs (a), (g), (h) or (i) of this Section 10.5, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and
(l)    Liens securing Priority Debt of the Parent or any Subsidiary, provided that the aggregate principal amount of any such Priority Debt shall be permitted under Section 10.6(c); provided further, however, the Parent will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien securing Debt outstanding or issued under any Material Credit Facility unless and until the Notes (and the Guaranty Agreement, if applicable) shall be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Required Holders (including an intercreditor agreement and opinions of counsel to the Parent or any Subsidiary, as the case may be, reasonably requested by the Required Holders).
Section 10.6.    Financial Covenants.
(a)    The Parent will not permit the Adjusted Leverage Ratio, determined as of the last day of each fiscal quarter of the Parent and its Subsidiaries, to be greater than 3.50 to 1.00; provided that, upon written notice by the Company to the holders of Notes on or prior to the last day of the fiscal quarter in which a Material Acquisition occurs (i) stating that the Company is making an election to increase the Adjusted Leverage Ratio, (ii) certifying that the Company has made a Material Acquisition subsequent to the last day of the immediately preceding fiscal quarter and describing such Material Acquisition in reasonable detail, and (iii) confirming the increase in the interest rate applicable to the Notes specified in Section 1.2, then, as of the last day of the fiscal quarter in which a Material Acquisition occurs, and as of the last day of each of the 3 immediately succeeding fiscal quarters, such ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00, if the Company pays the additional interest provided for in Section 1.2; provided further, that, the Company may only make such an election if the Adjusted Leverage Ratio did not exceed 3.50 to 1.00 as of the last day of each of the four consecutive fiscal quarters immediately preceding the Material Acquisition. The Company may only exercise its election to increase the Adjusted Leverage Ratio specified in the preceding sentence a total of three (3) times prior to the maturity date of the last outstanding Series of Notes.
(b)    The Parent will not permit the Fixed Charge Coverage Ratio, determined as of the last day of each fiscal quarter of the Parent and its Subsidiaries, to be less than 2.00 to 1.00.
(c)    The Parent will not permit Priority Debt, determined at any time, to be greater than 15% of Consolidated Tangible Assets (determined as of the last day of the Parent’s most recently ended fiscal quarter at such time).

Section 10.7.    Sale of Assets. Except as permitted under Section 10.2, the Parent will not, and will not permit any Subsidiary to, make any Asset Disposition unless:
(a)    in the good faith opinion of the Parent, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Parent or such Subsidiary;
(b)    immediately after giving effect to the Asset Disposition, no Event of Default would exist; and
(c)    immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the fiscal year of the Parent during which such Asset Disposition shall have occurred would not exceed 10% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal year of the Parent).
Notwithstanding the foregoing, the Parent and its Subsidiaries may make an Asset Disposition if:
(i)    such Asset Disposition occurs within 365 days following the acquisition or construction of such asset by the Parent or any Subsidiary and the Parent or such Subsidiary shall concurrently with such Asset Disposition, lease such property, as lessee; or
(ii)    an amount equal to the Net Proceeds received from such Asset Disposition shall be applied within 365 days after such Asset Disposition (A) to a Property Reinvestment Application or (B) to a Debt Prepayment Application;
and then, only for the purpose of determining compliance with subsection (c) of this Section 10.7 as of any date, such Asset Disposition shall be deemed not to be an Asset Disposition as of the date of such application.
Section 10.8.    Limitation on Actions. The Parent will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Obligor or Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Debt or other obligation owed to any Obligor or Subsidiary, (c) make loans or advances to any Obligor or Subsidiary, (d) sell, lease or transfer any of its properties or assets to any Obligor or Subsidiary, or (e) act as a Guarantor, except (in respect of any of the matters referred to in clauses (a) - (d) above) for such encumbrances or restrictions existing under or by reason of (i) Section 10 of the Wells Fargo Credit Agreement, (ii) applicable law, (iii) any document or instrument governing secured Debt permitted hereunder, provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or (iv) any Lien permitted pursuant to Sections 10.5(a) to (k), inclusive, or any document or instrument governing any such Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Lien.
SECTION 11.    EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Parent defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.2, 10.5, 10.6 or 10.7; or
(d)    the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Guaranty Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (i) any representation or warranty made in writing by or on behalf of the Parent or Company or by any officer of the Parent or the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in the Guaranty Agreement or any writing furnished in connection with the Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Parent or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000, or (y) one or more Persons have the right to require the Parent or any Subsidiary so to purchase or repay such Debt; or
(g)    the Parent or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent or any of its Material Subsidiaries, or any such petition shall be filed against the Parent or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Parent and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k)    the Guaranty Agreement shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of the Guaranty Agreement, or the obligations of any Guarantor under the Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Guaranty Agreement.
SECTION 12.    REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration.
(a)    If an Event of Default with respect to the Parent or any Material Subsidiary described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company, in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
SECTION 13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Designated Registrar shall keep at its principal executive office (or alternate location upon written notice thereof to each holder of a Note) a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Designated Registrar shall not be affected by any notice or knowledge to the contrary. The Designated Registrar shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Designated Registrar at the address and to the attention of the designated officer (all as specified in Section 18(iii) or in notice from the Company, as applicable) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 15 Business Days thereafter, the Designated Registrar shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), Schedule 1(b) or Schedule 1(c), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Designated Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.    Replacement of Notes. Upon receipt by the Designated Registrar at the address and to the attention of the designated officer (all as specified in Section 18(iii) or in notice from the Company, as applicable) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 15 Business Days thereafter, the Designated Registrar, at the Company’s expense, shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
SECTION 14.    PAYMENTS ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made (i) if to the Company, in Chesapeake, Virginia at the principal office of the Company in such jurisdiction or such other location that the Company may at any time select, by notice to each holder of a Note, or (ii) if to any other Designated Paying Agent, at the location specified in a notice from the Company or such Designated Paying Agent to each holder of a Note, so long as, in each case, such place of payment shall be either at the principal office of the Designated Paying Agent in such jurisdiction (so long as such jurisdiction is in the continental United States of America) or in New York, New York.

Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will or will cause the Designated Paying Agent to pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Designated Paying Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Designated Paying Agent made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Designated Paying Agent at its principal executive office or at the place of payment most recently designated by the Designated Paying Agent pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Designated Registrar in exchange for a new Note or Notes pursuant to Section 13.2. The Company will or will cause the Designated Paying Agent to afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
SECTION 15.    EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Guaranty Agreement or the Notes, and the termination of this Agreement.
SECTION 16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or the Company pursuant to this Agreement shall be deemed representations and warranties of the Parent or the Company, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 17.    AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Parent, the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and
(c)    Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Parent and the Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Guaranty Agreement to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. Neither the Parent nor the Company will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of the Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Guaranty Agreement which contains or is in contemplation of a current or future offer of prepayment or repurchase, or any consent given by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary of the Company, any Affiliate of the Company or any other Person acting in concert with the Company or any of its Subsidiaries or Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)) in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or the Guaranty Agreement applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or the Guaranty Agreement shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 18.    NOTICES.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent by (a) telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) registered or certified mail with return receipt requested (postage prepaid), or (c) an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Parent or the Company, to the Parent or the Company at the address set forth at the beginning hereof to the attention of Chief Legal Officer, Secretary and VP - Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
SECTION 19.    REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Parent and the Company agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Parent, the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 20.    CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Parent or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Parent or the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Parent and the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Parent or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder, the Parent and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.    SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
SECTION 22.    MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Debt”), any election by the Parent to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement and either the Company or the Required Holders shall so request, the Parent, the Company and the Required Holders shall, at no cost to the Parent or the Company (other than payment obligations arising pursuant to Section 15.1), negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended (1) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent shall provide to the holders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Parent and the Company irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Parent and the Company irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against either the Parent or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(c)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement among you, the Parent and the Company.

Very truly yours,
DOLLAR TREE STORES, INC.

By:	/s/ Kevin S. Wampler
Name: Kevin S. Wampler
Title: Chief Financial Officer
DOLLAR TREE, INC.

By:	/s/ Bob Sasser
Name: Bob Sasser
Title: Chief Executive Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY
COMMERCE AND INDUSTRY INSURANCE COMPANY
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY
LEXINGTON INSURANCE COMPANY
By:    AIG Asset Management (U.S.) LLC, Investment Adviser

By:/s/ David C. Patch
Name: David Patch
Title: Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

By:/s/ Joseph R. Cantey, Jr.
Name: Joseph R. Cantey, Jr.
Title: Director

[Signature page to Note Purchase Agreement - Dollar Tree]

ING LIFE INSURANCE AND ANNUITY COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
By:    ING Investment Management LLC, as Agent

By:/s/ Paul Aronson
Name: Paul Aronson
Title: Senior Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY
By:    Prudential Investment Management, Inc.,
as investment manager

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

FARMERS INSURANCE EXCHANGE
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

THE PENN INSURANCE AND ANNUITY COMPANY
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

MID CENTURY INSURANCE COMPANY
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:    Prudential Private Placement Investors, Inc.
(as its General Partner)
By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE
SHIELD OF MINNESOTA

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

PRUCO LIFE INSURANCE COMPANY

By:/s/ Jay S. White
Name: Jay S. White
Title:    Assistant Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management (Japan),
Inc., as Investment Manager

By:    Prudential Investment Management, Inc.,
as Sub-Adviser

By:/s/ Jay S. White
Name: Jay S. White
Title: Senior Vice President

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST
By:    Prudential Arizona Reinsurance Universal Company,
as Grantor
By:    Prudential Investment Management, Inc.,
as Investment Manager

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY
By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)
By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By:/s/ Jay S. White
Name: Jay S. White
Title:    Senior Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY
By:    Delaware Investment Advisers, a series of
Delaware Management Business Trust,
Attorney in Fact

By:/s/ Alex Alston
Name: Alex Alston
Title: Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

SECURITY BENEFIT LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC,
As Sub-Advisor

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE
By:    Guggenheim Partners Investment Management, LLC

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

EQUITRUST LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

GUGGENHEIM LIFE AND ANNUITY COMPANY
By:    Guggenheim Partners Investment Management, LLC,
As Advisor

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

HERITAGE LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC,
as Manager

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

HORACE MANN LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

HORACE MANN LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment Management, LLC,
as Advisor

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

FIRST SECURITY BENEFIT LIFE AND ANNUITY
COMPANY OF NEW YORK
By:    Guggenheim Partners Investment Management, LLC,
as Advisor

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

WILTON REASSURANCE LIFE COMPANY OF NEW YORK
By:    Guggenheim Partners Investment Management, LLC

By:/s/ Anne B. Walsh
Name: Anne B. Walsh
Title: Senior Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

METLIFE INSURANCE COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its Investment Manager
GENERAL AMERICAN LIFE INSURANCE COMPANY
by Metropolitan Life Insurance Company, its Investment Manager

By:/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

METLIFE ALICO LIFE INSURANCE K.K.
by MetLife Investment Management, LLC, Its Investment Manager

By:/s/ Judith A. Guolotta
Name: Judith A. Guolotta
Title: Managing Director
EMPLOYERS REASSURANCE CORPORATION
By MetLife Investment Management, LLC, Its Investment Adviser

By:/s/ Judith A. Guolotta
Name: Judith A. Guolotta
Title: Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY
NORTHWESTERN LONG TERM CARE INSURANCE
COMPANY

By:/s/ Mark E. Kishler
Name: Mark E. Kishler
Its: Authorized Representative

[Signature page to Note Purchase Agreement - Dollar Tree]

MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY
By:    Babson Capital Management LLC
as Investment Adviser

By:/s/ Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

AVIVA LIFE AND ANNUITY COMPANY
ROYAL NEIGHBORS OF AMERICA
By:    Aviva Investors North America, Inc.,
Its authorized attorney-in-fact

By:/s/ Rachel S. Stauffer
Name: Rachel S. Stauffer
Title: V.P., Sr. Portfolio Manager - Private Fixed Income

[Signature page to Note Purchase Agreement - Dollar Tree]

TRANSAMERICA  LIFE (BERMUDA) LTD
By:    AEGON USA Investment Management, LLC,
its investment manager

By:/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title:  Vice President

MONUMENTAL LIFE INSURANCE COMPANY
By:    AEGON USA Investment Management, LLC,
its investment manager

By:/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title:  Vice President

TRANSAMERICA FINANCIAL  LIFE INSURANCE
COMPANY
By:    AEGON USA Investment Management, LLC,
its investment manager

By:/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title:  Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

UNUM LIFE INSURANCE COMPANY OF AMERICA
By:     Provident Investment Management, LLC, its Agent

By:/s/ Ben Vance
Name:    Ben Vance
Title:    Managing Director

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
By:     Provident Investment Management, LLC, its Agent

By:/s/ Ben Vance
Name:    Ben Vance
Title:    Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

THE GUARDIAN LIFE INSURANCE COMPANY
OF AMERICA

By:/s/ Gwendolyn S. Foster
Name:    Gwendolyn S. Foster
Title:    Senior Director

THE GUARDIAN INSURANCE & ANNUITY
COMPANY, INC.

By:/s/ Gwendolyn S. Foster
Name:    Gwendolyn S. Foster
Title:    Senior Director

[Signature page to Note Purchase Agreement - Dollar Tree]

PACIFIC LIFE INSURANCE COMPANY

By:/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Vice President

By:/s/ Cathy Schwartz
Name: Cathy Schwartz
Title: Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

By:/s/ Diane W. Dales
Name: Diane W. Dales
Title: Assistant Vice President

By:/s/ Cathy Schwartz
Name: Cathy Schwartz
Title: Assistant Secretary

[Signature page to Note Purchase Agreement - Dollar Tree]

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:    PPM America, Inc., as attorney in fact, on behalf of
Jackson National Life Insurance Company

By:/s/ Luke S. Stifflear
Name: Luke S. Stifflear
Title: Sr. Managing Director

[Signature page to Note Purchase Agreement - Dollar Tree]

THRIVENT FINANCIAL FOR LUTHERANS

By:    /s/ Michael Groneberg
Name: Michael Groneberg
Title: Senior Research Analyst

[Signature page to Note Purchase Agreement - Dollar Tree]

GENWORTH LIFE INSURANCE COMPANY

By:/s/ Michael W. Shepherd
Name: Michael Shepherd
Title: Investment Officer

GENWORTH LIFE INSURANCE COMPANY
OF NEW YORK

By:/s/ Michael W. Shepherd
Name: Michael Shepherd
Title: Investment Officer

[Signature page to Note Purchase Agreement - Dollar Tree]

AXA EQUITABLE LIFE INSURANCE
COMPANY

By:/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

[Signature page to Note Purchase Agreement - Dollar Tree]

HORIZON BLUE CROSS BLUE SHIELD OF NEW JERSEY

By:    AllianceBernstein LP, its Investment Advisor

By:/s/ Amy Judd
Name: Amy Judd
Title: Senior Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

GERBER LIFE INSURANCE COMPANY

By:/s/ Amy Judd
Name: Amy Judd
Title: Senior Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

HARTFORD ACCIDENT AND INDEMNITY COMPANY
HARTFORD FIRE INSURANCE COMPANY
By:    Hartford Investment Management Company
Their Agent and Attorney-in-Fact

By:/s/ Kenneth Day
Name: Kenneth Day
Title: Vice President

THE WALT DISNEY COMPANY RETIREMENT
PLAN MASTER TRUST
By:    Hartford Investment Management Company
Its Investment Manager

By:/s/ Kenneth Day
Name: Kenneth Day
Title: Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

AMERICAN FIDELITY ASSURANCE COMPANY
MTL INSURANCE COMPANY
UNITEDHEALTHCARE INSURANCE COMPANY
DEARBORN NATIONAL LIFE INSURANCE COMPANY
CATHOLIC UNITED FINANCIAL

By:    Advantus Capital Management, Inc.

By:/s/ Theodore R. Hoxmeier
Name: Theodore R. Hoxmeier
Title: Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

MODERN WOODMEN OF AMERICA

By:/s/ Michael E. Dau
Name: Michael E. Dau
Title: Treasurer & Investment Manager

[Signature page to Note Purchase Agreement - Dollar Tree]

STATE OF WISCONSIN INVESTMENT
BOARD

By:/s/ Christopher P. Prestigiacomo
Name:    Christopher P. Prestigiacomo
Title:    Portfolio Manager

[Signature page to Note Purchase Agreement - Dollar Tree]

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK
ACACIA LIFE INSURANCE COMPANY
THE UNION CENTRAL LIFE INSURANCE COMPANY

By:    Ameritas Investment Partners, as Agent

By:/s/ James Mikus
Name:    James Mikus
Title:    President and CEO

[Signature page to Note Purchase Agreement - Dollar Tree]

NATIONAL LIFE INSURANCE COMPANY

By:/s/ R. Scott Higgins
Name: R. Scott Higgins
Title: Senior Vice President
Sentinel Asset Management

[Signature page to Note Purchase Agreement - Dollar Tree]

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:/s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:/s/ Annette M. Teders
Name:    Annette M. Teders
Title:    Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

THE PHOENIX INSURANCE COMPANY

By:/s/ Annette M. Masterson
Name: Annette M. Masterson
Title: Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

SENIOR HEALTH INSURANCE COMPANY
OF PENNSYLVANIA
By:    Conning, Inc., as Investment Manager

By:/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

PRIMERICA LIFE INSURANCE COMPANY
By:    Conning, Inc., as Investment Manager

By:/s/ Samuel Otchere
Name: Samuel Otchere
Title: Director

[Signature page to Note Purchase Agreement - Dollar Tree]

PHARMACISTS MUTUAL INSURANCE COMPANY
THE PHARMACISTS LIFE INSURANCE COMPANY
SIGNAL MUTUAL INDEMNITY ASSOCIATION LTD.
NATIONAL MUTUAL BENEFIT

By: Prime Advisors, Inc., its Attorney-in-Fact

By:/s/ Scott Bell
Name:    Scott Sell
Title:    Vice President

[Signature page to Note Purchase Agreement - Dollar Tree]

ASSURITY LIFE INSURANCE COMPANY

By:/s/ Victor Weber
Name: Victor Weber
Title: Senior Director - Investments

[Signature page to Note Purchase Agreement - Dollar Tree]

SCHEDULE A

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Adjusted Leverage Ratio” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any fiscal quarter, the ratio of (a) the sum of (i) Total Debt calculated on the last day of such period plus (ii) Consolidated Rental Expense for such period multiplied by six (6) to (b) Consolidated EBITDAR for such period.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.16(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Asset Disposition” means any Transfer except:
(a)    any
(i)    Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;
(ii)    Transfer from the Company to a Wholly-Owned Subsidiary; and
(iii)    Transfer from the Company or a Wholly-Owned Subsidiary to a Subsidiary that is not a Wholly-Owned Subsidiary or from such a Subsidiary to another such Subsidiary, which in either case is for Fair Market Value;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Event of Default exists; and
(b)    any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete.
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Capital Stock” means, as to any Person, any class of capital stock, share capital or similar equity interest of such Person and any and all warrants or options to purchase any of the foregoing.
“Change of Control” means (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of the Parent (or other Securities convertible into such Voting Stock) representing a majority of the combined voting power of all Voting Stock of the Parent, (b) during any period of up to 25 consecutive months, commencing after the Closing, individuals who at the beginning of such 25 month period were directors of the Parent (together with any new director whose election by the Parent’s Board of Directors or whose nomination for election by the Parent’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or (c) the Parent shall fail to own all of the Capital Stock of the Company and Subsidiaries that are Guarantors. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.
“Change of Control Prepayment Date” is defined in Section 8.8(b).
“CISADA” is defined in Section 5.16(a).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the introductory paragraph.

2

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” shall mean, for any period, the sum of (i) Consolidated Net
Income for such period, plus (ii) an amount which, in the determination of Consolidated Net
Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income taxes and (C) depreciation, amortization expense and other non-cash charges, minus (iii) extraordinary gains of the Parent and its Subsidiaries for such period. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

“Consolidated EBITDAR” shall mean, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Consolidated Rental Expense for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (i) Consolidated
Interest Expense for such period plus (ii) Consolidated Rental Expense for such period of the
Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP, applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of computation.

“Consolidated Interest Expense” shall mean, for any period, all interest expense (net of interest income) of the Parent and its Subsidiaries, including the interest component under
Capital Leases, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

“Consolidated Net Income” shall mean, for any period, net income (excluding extraordinary items) after taxes for such period of the Parent and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP. Except as otherwise provided herein, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

“Consolidated Rental Expense” shall mean, for any applicable period of computation, the sum of all real property rental expense of the Parent and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP.

“Consolidated Tangible Assets” means the net book value of all assets of the Parent and its Subsidiaries (after deducting any reserves applicable thereto), determined on a consolidated basis, minus all assets which would be treated as intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and deferred assets (other than prepaid taxes and other expenses).

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

3

“Controlled Entity” means (i) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (ii) the Parent and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt” shall mean, with respect to any Person, without duplication,

(a)    all obligations of such Person for borrowed money,

(b)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,

(c)    all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

(d)    all obligations of such Person issued or assumed as the deferred purchase price of assets or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,

(e)    the principal portion of all obligations of such Person under Capital Leases,

(f)     the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),

(g)     all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration,

(h)     the principal balance outstanding under any synthetic lease, tax retention operating lease, accounts receivable securitization program, off-balance sheet loan or similar off-balance sheet financing product,

(i)     all Debt of others of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

(j)     all Guaranty Obligations of such Person with respect to Debt of the type referred to in clauses (a) through (h) above of another Person and

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(k)     debt of the type referred to in clauses (a) through (h) above of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.
“Debt Prepayment Application” means, with respect to any Asset Disposition of any property, the application by the Company or any Subsidiary, as the case may be, of cash in an amount equal to the Net Proceeds with respect to such Asset Disposition to pay Senior Debt (other than (a) Senior Debt owing to the Company or any of its Subsidiaries or any Affiliate and (b) Senior Debt in respect of any revolving credit or similar facility providing the Company or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, unless in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application the Company shall offer to prepay each outstanding Note, in accordance with Section 8.9, in a principal amount which equals the Ratable Portion of such Note in respect of such Asset Disposition. If any holder of a Note so offered to be prepaid fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Debt in an amount equal to the portion of the principal amount of such Note so offered to be prepaid.
“Debt Prepayment Transfer” is defined in Section 8.9(a).
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes that is then in effect or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.
“Designated Paying Agent” shall mean (i) the Company or (ii) upon the Company’s written notice thereof to each holder of a Note, any banking association to which the Company assigns its paying agent duties, provided that such notice includes the banking association’s address and the contact information for the banking association’s designated officer, and specifies a location for payments that is consistent with the requirements of Section 14.1, and provided further that no such assignment shall constitute a novation and the Company shall remain liable to each holder of a Note for any and all breaches of the Designated Paying Agent’s obligations by any such assignee.
“Designated Registrar” shall mean (i) the Company or (ii) upon the Company’s written notice thereof to each holder of a Note, any banking association to which the Company assigns its registrar duties, provided that such notice includes the banking association’s address and the contact information for banking association’s designated officer, and provided further that no such assignment shall constitute a novation and the Company shall remain liable to each holder of a Note for any and all breaches of the Designated Registrar’s obligations by any such assignee.
“Disclosure Documents” is defined in Section 5.3.

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“Disposition Value” means, at any time, with respect to any property of the Company or any Subsidiary,

(a)    in the case of property that does not constitute Capital Stock of a Subsidiary of the Company, the book value thereof, valued at the time of such disposition in good faith by the Company, and
(b)    in the case of property that constitutes Capital Stock of a Subsidiary of the Company, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Capital Stock represents of the book value of all of the outstanding Capital Stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof in good faith by the Company.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
“Financing Documents” Means each of this Agreement, the Notes and the Guaranty Agreement.

“Fixed Charge Coverage Ratio” shall mean, with respect to the Parent and its Subsidiaries on a consolidated basis for the twelve month period ending on the last day of any

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fiscal quarter of the Parent, the ratio of (i) Consolidated EBITDAR to (ii) Consolidated Fixed Charges.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty Agreement” is defined in Section 4.11,
“Guarantors” means (a) the Parent, (b) each Initial Subsidiary Guarantor and (c) each Subsidiary that has executed and delivered a Joinder Agreement, provided that, in the case of either of the foregoing clauses (b) or (c), such Subsidiary has not been released from the Guaranty Agreement pursuant to Sections 9.7(c) or (d).

“Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent,

(a)     to purchase any such indebtedness or any property constituting security therefor,

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(b)     to advance or provide funds or other support for the payment or purchase of any such indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of indebtedness of such other Person,

(c)     to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such indebtedness, or

(d)     to otherwise assure or hold harmless the holder of such indebtedness against loss in respect thereof.

The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Incremental Interest” is defined in Section 1.2.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Subsidiary Guarantors” means Dollar Tree Management, Inc., Dollar Tree Distribution, Inc., Greenbrier International, Inc., Dollar Tree Air, Inc., Dollar Tree Ollie’s, LLC, Dollar Tree Properties, Inc., DTD Tennessee, Inc., Dollar Tree Sourcing Company, LLC, DT Realty, LLC, and DT Retail Properties, LLC.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

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“Joinder Agreement” is defined in Section 9.7(a).
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Acquisition” means an acquisition by the Company or any Subsidiary of (a) equity or other ownership interests in another Person and its Affiliates and/or (b) property or properties constituting a business unit or division of, or assets of, another Person and its Affiliates, if the aggregate consideration for such acquisitions exceeds $250,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries taken as a whole, (b) the ability of the Parent and the Company to perform their respective obligations under this Agreement and, in the case of the Company, its obligations under the Notes, (c) the ability of any Guarantor to perform its obligations under the Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Guaranty Agreement.
“Material Credit Facility” means, as to the Parent and its Subsidiaries,
(a)    the Credit Agreement (the “Wells Fargo Credit Agreement”), dated as of June 6, 2012, among, inter alia, the Company, the Parent, certain Subsidiaries, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
(b)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (together with the Wells Fargo Credit Agreement, a “Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amount, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Material Subsidiary” means, at any time, any Subsidiary which, together with all its Subsidiaries, accounts for more than (a) 5% of Consolidated Total Assets on such date or (b) 5%

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of consolidated revenue of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters of the Parent ending on or immediately prior to such date.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Proceeds” means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

(a)    the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus
(b)    all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer (including, without limitation, all income taxes payable by such Person in connection therewith).
“Notes” is defined in Section 1.1.
“Obligor” means the Company and the Guarantors,
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Parent or the Company whose responsibilities extend to the subject matter of such certificate.
“Optional Guarantor” is defined in Section 9.7(b).
“Parent” is defined in the introductory paragraph.

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“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.
“Priority Debt” means (a) all Debt of the Parent and its Subsidiaries secured by Liens not permitted under any of clauses (a) to (k), inclusive, of Section 10.5, provided that any Debt secured by Liens permitted by clause (h) of such Section shall cease to be included in this clause (a) on the 91st day after consummation of the relevant transaction referred to in such clause (h) plus (b) all unsecured Debt of Subsidiaries that are not Guarantors.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Property Reinvestment Application” means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds with respect to such Transfer to the acquisition by such Person of operating assets of such Person (excluding, for the avoidance of doubt, cash and cash equivalents) having at least equivalent Fair Market Value to the property so Transferred.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Ratable Portion” means, in respect of any holder of any Note and any Asset Disposition contemplated by the definition of Debt Prepayment Application, an amount equal to the product of:

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(a)    the Net Proceeds being offered to be applied to the payment of Senior Debt, multiplied by
(b)    a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of Senior Debt at the time of such Asset Disposition determined on a consolidated basis in accordance with GAAP (other than Senior Debt that would not be prepaid with such Net Proceeds, as contemplated by the definition of “Debt Prepayment Application”).
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Guarantor” is defined in Section 9.7(a).
“Required Holders” means at any time on or after the Closing, the holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent or the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Debt” means the Notes and any other Debt of the Company or its Subsidiaries that by its terms is not in any manner subordinated in right of payment to any other unsecured Debt of the Company or any Subsidiary (including, without limitations, the obligations of the Company under this Agreement or the Notes).
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent or the Company.
“Series” means any series of Notes issued hereunder.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.

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“Series C Notes” is defined in Section 1.
“Source” is defined in Section 6.2.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent.
“Substitute Purchaser” is defined in Section 21.
“Super-Majority Holders” means at any time on or after the Closing, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Total Debt” shall mean, as of any date of calculation, all Debt of the Parent and its Subsidiaries, on a consolidated basis.
“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Capital Stock (including by way of a merger or consolidation of a Subsidiary of such Person with a third party or otherwise). For purposes of determining the application of the Net Proceeds in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding separate Net Proceeds. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Net Proceeds attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Net Proceeds attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.
“Transfer Prepayment Date” is defined in Section 8.9(a).
“Transfer Prepayment Offer” is defined in Section 8.9(a).
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

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“U.S. Economic Sanctions” is defined in Section 5.16(a).
“Voting Stock” means Capital Stock of any class or classes of a Person the holders of which are entitled to vote generally in elections of directors (or Persons performing similar functions).
“Wells Fargo Credit Agreement” is defined in the definition of “Material Credit Facility.”
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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SCHEDULE 1(a)
[FORM OF SERIES A NOTE]
DOLLAR TREE STORES, INC.
4.03% SERIES A SENIOR NOTE DUE SEPTEMBER 16, 2020
No. [_____]    [Date]
$[_______]    PPN: 256747 A*7
FOR VALUE RECEIVED, the undersigned, DOLLAR TREE STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Virginia, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 16, 2020 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.03% per annum (subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below) from the date hereof, payable semiannually, on the 15th day of January and July in each year, commencing with the January or July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.03% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Chesapeake, Virginia or New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of the Series A Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 16, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

A/75643636.1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
This Note is guaranteed by the Parent and certain Subsidiaries pursuant to the Guaranty Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
DOLLAR TREE STORES, INC.
By:
Name:
Title:

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SCHEDULE 1(b)
[FORM OF SERIES B NOTE]
DOLLAR TREE STORES, INC.
4.63% SERIES B SENIOR NOTE DUE SEPTEMBER 16, 2023
No. [_____]    [Date]
$[_______]    PPN: 256747 A@5
FOR VALUE RECEIVED, the undersigned, DOLLAR TREE STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Virginia, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 16, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.63% per annum (subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below) from the date hereof, payable semiannually, on the 15th day of January and July in each year, commencing with the January or July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.63% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Chesapeake, Virginia or New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of the Series B Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 16, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

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This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
This Note is guaranteed by the Parent and certain Subsidiaries pursuant to the Guaranty Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
DOLLAR TREE STORES, INC.
By:
Name:
Title:

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SCHEDULE 1(c)
[FORM OF SERIES C NOTE]
DOLLAR TREE STORES, INC.
4.78% SERIES C SENIOR NOTE DUE SEPTEMBER 16, 2025
No. [_____]    [Date]
$[_______]    PPN: 256747 A#3
FOR VALUE RECEIVED, the undersigned, DOLLAR TREE STORES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Virginia, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on September 16, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.78% per annum (subject to adjustment pursuant to Section 1.2 of the Note Purchase Agreement referred to below) from the date hereof, payable semiannually, on the 15th day of January and July in each year, commencing with the January or July next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.78% or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Chesapeake, Virginia or New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of the Series C Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of September 16, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
This Note is guaranteed by the Parent and certain Subsidiaries pursuant to the Guaranty Agreement.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
DOLLAR TREE STORES, INC.
By:
Name:
Title:

2

SCHEDULE 4.4(a)
FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY

SCHEDULE 4.4(b)
FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS

SCHEDULE 4.10
FORM OF CREDIT AGREEMENT WAIVER

SCHEDULE 4.11
FORM OF GUARANTY AGREEMENT